Exhibit 10.34

Williams Scotsman International, Inc.

2005 Omnibus Award Plan

NONQUALIFIED STOCK OPTION AGREEMENT

This NONQUALIFIED STOCK OPTION AGREEMENT (the “Agreement”), dated as of __________, 200_ (the “Date of Grant”), is made by and between Williams Scotsman International, Inc., a Delaware corporation (the “Company”), and ____________ (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Williams Scotsman International, Inc. 2005 Omnibus Award Plan (the “Plan”), pursuant to which options may be granted to purchase shares of the Company’s Common Stock; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined that it is in the best interests of the Company and its stockholders to grant to the Participant a nonqualified stock option to purchase the number of shares of the Company’s Common Stock provided for herein.

NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.             Grant of Option.

The Company hereby grants on the Date of Grant to the Participant an option (the “Option”) to purchase ___ shares of Common Stock (such shares of Common Stock, the “Option Shares”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.  The Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.  Fifty percent (50%) of the Option Shares subject to the Option shall vest and become exercisable in accordance with Section 3(c)(i) hereof (the “Service Portion”) and the remaining fifty percent (50%) of the Option Shares subject to the Option shall vest and become exercisable in accordance with Section 3(c)(ii) hereof (the “Performance Portion”).

2.             Incorporation by Reference, Etc.

The provisions of the Plan are hereby incorporated herein by reference.  Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.  The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and his legal representative in respect of any questions arising under the Plan or this Agreement.

3.             Terms and Conditions.

                (a)           Option Price.  The price at which the Participant shall be entitled to purchase the Option Shares upon the exercise of all or any portion of the Option shall be $__________ per Option Share.

                (b)           Expiration Date.  Subject to Section 3(d) hereof, the Option shall expire at the end of the period commencing on the Date of Grant and ending at 11:59 p.m. Eastern Standard Time on the day preceding the tenth anniversary of the Date of Grant (the “Option Period”).

                (c)           Exercisability of the Option.

(i)            Service Portion.  Subject to the Participant’s continued employment with the Company or an Affiliate and except as may otherwise be provided herein, the Service Portion of the Option shall become vested and exercisable as to twenty-five percent (25%) of the Option Shares subject thereto on each of the first, second, third and fourth anniversaries of the Date of Grant.

(ii)           Performance Portion.

(A)          General.  Subject to the Participant’s continued employment with the Company or an Affiliate and except as may otherwise be provided herein, the Performance Portion of the Option shall become vested and exercisable as to twenty-five percent (25%) of the Option Shares subject thereto in respect of each of the years ending on December 31, 2005, December 31, 2006, December 31, 2007 and December 31, 2008 if and only if  the Committee determines that the performance goal with respect to each such year as set forth on Exhibit A attached hereto (each, individually, a “Performance Goal” and collectively, the “Performance Goals”), has been attained by the Company; provided, that such Option Shares shall only become vested and exercisable on the “Determination Date” (as defined below).  For purposes of this Agreement, with respect to each applicable year, the “Determination Date” shall mean the date on which the Committee determines that the Performance Goal for such year has been attained by the Company for such year, which date shall be no later than 30 days following the date on which the Company’s audited financial statements with respect to such year are delivered to the Board.  The period commencing on each such December 31 and ending on the Determination Date shall hereinafter be referred to as a “Stub Period.”

(B)           Catch-Up.  Notwithstanding the foregoing, subject to the Participant’s continued employment with the Company or an Affiliate and except as may otherwise be provided in Section 3(c)(iii) hereof, all remaining unvested Option Shares subject to the

Performance Portion of the Option shall vest and become exercisable on the Determination Date for the year ended December 31, 2008 if and only if the Company achieves the cumulative performance goal set forth on Exhibit A attached hereto for such year (the “Cumulative Performance Goal”); provided, that, if at least 90% but less than 100% of the Cumulative Performance Goal is achieved, such unvested Option Shares shall vest and become exercisable as set forth below:

Percentage of Cumulative Performance Goal Achieved	Percentage of Unvested Option Shares Subject to Performance Portion of Option Becoming Vested and Exercisable
at least 90.0 to 90.9	50
91.0 to 91.9	55
92.0 to 92.9	60
93.0 to 93.9	65
94.0 to 94.9	70
95.0 to 95.9	75
96.0 to 96.9	80
97.0 to 97.9	85
98.0 to 98.9	90
99.0 to 99.9	95

(iii)          Change in Control.  Notwithstanding Section 3(c)(i) and Section 3(c)(ii) to the contrary, the unvested portion of the Option shall immediately vest and become exercisable upon a termination of the Participant’s employment by the Company without Cause (other than on account of death or Disability) or by the Participant for Good Reason, in either case during the 12-month period following a Change in Control.

(iv)          Method of Exercise.  The Option may be exercised only by written notice, substantially in the form authorized for such purpose by the Committee delivered in person or by mail in accordance with Section 6(a) hereof and accompanied by payment therefor.  The purchase price of the Option Shares shall be paid by the Participant to the Company (A) in cash and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including by means of attestation of ownership of a sufficient number of shares of Stock in lieu of actual delivery of such shares to the Company); provided, that, if deemed necessary by the

Company’s independent accounting firm in order to avoid an accounting charge to earnings for compensation on account of the exercise of the Option, such shares of Stock shall be Mature Shares, (B) in the discretion of the Committee, in other property having a fair market value on the date of exercise equal to the Option Price, (C) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of loan proceeds, or proceeds from the sale of the Option Shares, sufficient to pay the Option Price or (D) by such other method as the Committee may allow in writing.  Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in the manner described in clauses (B), (C) or (D) of the preceding sentence if the Committee determines that exercising an Option in such manner would violate the Sarbanes-Oxley Act of 2002, as amended, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter dealer quotation system on which the securities of the Company or any Affiliates are listed or traded.

                (d)           Effect of Termination of Employment on the Option.

(i)            Termination for Cause.  If the Participant’s employment with the Company and its Affiliates is terminated by the Company or any Affiliate for Cause, both the unvested and the vested portions of the Option shall terminate on the date of such termination.

(ii)           Termination due to Death/Disability.  Subject to Section 3(d)(v) below, if the Participant’s employment with the Company and its Affiliates terminates on account of the Participant’s death or is terminated by the Company or any Affiliate due to “Disability” (as defined below), the unvested portion of the Option shall expire on the date of termination and the vested portion of the Option shall remain exercisable by the Participant through the earlier of (A) the expiration of the Option Period or (B) 12 months following the date of such termination (or, in the case of that portion of the Performance Portion of the Option that is scheduled to vest with respect to the year of termination only, 12 months following the Determination Date for such year if such date occurs later than the date of termination but prior to a Change in Control).  For purposes of this Agreement, “Disability” shall mean “Disability” as defined in any employment agreement between Participant and the Company or an Affiliate in effect at the time the existence of Disability is to be determined, or, in the absence of such an employment agreement, a condition entitling Participant to receive benefits under the long-term disability plan of the Company or an Affiliate, as applicable, or, in the absence of such a plan, Participant’s complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such illness or accident commenced, as determined by the Committee based upon medical evidence acceptable to it.

(iii)          Termination by the Company without Cause or by the Participant for Good Reason.  Subject to Section 3(d)(v) below, if the Participant’s employment with the Company and its Affiliates is terminated by the Company or any Affiliate without Cause or by the Participant for Good Reason, the unvested portion of the Option shall expire on the date of termination and the vested portion of the Option shall remain exercisable by the Participant through the earlier of (A) the expiration of the Option Period or (B) 180 days following the date of such termination (or, in the case of that portion of the Performance Portion of the Option that is scheduled to vest with respect to the year of termination only, 180 days following the Determination Date for such year if such date occurs later than the date of termination but prior to a Change in Control).

(iv)          Other Terminations.  If the Participant’s employment with the Company and its Affiliates is terminated for any reason other than those described in clauses (i), (ii) and (iii) of this Section 3(d), the unvested portion of the Option shall expire on the date of termination and the vested portion of the Option shall remain exercisable by the Participant through the earlier of (A) the expiration of the Option Period or (B) 90 days following the date of such termination (or, in the case of that portion of the Performance Portion of the Option that is scheduled to vest with respect to the year of termination only, 90 days following the Determination Date for such year if such date occurs later than the date of termination but prior to a Change in Control).

(v)           Treatment of Performance Portion.  Notwithstanding any other provision of Section 3(d) to the contrary, if the Participant’s employment with the Company and its Affiliates is terminated during a Stub Period prior to a Change in Control (i) on account of the Participant’s death, (ii) by the Company or any Affiliate without Cause or due to Disability, or (iii) by the Participant for Good Reason and the Committee certifies on the Determination Date ending such Stub Period that the applicable Performance Goal with respect to the year ending immediately prior to such Stub Period has been attained (or, in the case of a termination during the Stub Period commencing on December 31, 2008 only, the Cumulative Performance Goal), the Participant shall be deemed vested in the Option Shares subject to the Performance Portion of the Option that would have vested had the Participant been employed on the last day of such Stub Period and such Option Shares shall remain exercisable for the applicable period specified in Section 3(d)(i) through (iv) hereof.

(e)           Compliance with Legal Requirements.  The granting and exercising of the Option, and any other obligations of the Company under this Agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.  The Committee, in its sole discretion, may postpone the issuance or delivery of Option Shares as the Committee may consider appropriate and may require the Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Option Shares in compliance with applicable laws, rules and regulations.

(f)            Transferability.  The Option shall not be transferable by the Participant other than by will or the laws of descent and distribution.

(g)           Rights as Stockholder.  The Participant shall not be deemed for any purpose to be the owner of any shares of Common Stock subject to this Option unless, until and to the extent that (i) this Option shall have been exercised pursuant to its terms, (ii) the Company shall have issued and delivered to the Participant the Option Shares, and (iii) the Participant’s name shall have been entered as a stockholder of record with respect to such Option Shares on the books of the Company.

                (h)           Tax Withholding.  Prior to the delivery of a certificate or certificates representing the Option Shares, the Participant must pay in the form of a certified check to the Company any such additional amount as the Company determines that it is required to withhold under applicable federal, state or local tax laws in respect of the exercise or the transfer of Option Shares; provided that the Committee may, in its sole discretion, allow such withholding obligation to be satisfied by any other method described in Section 12(d) of the Plan.

4.             Miscellaneous.

                (a)           Notices.  All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

if to the Company:

Williams Scotsman International, Inc.
8211 Town Center Drive

Baltimore, Maryland 21236

Attention: Secretary

if to the Participant, at the Participant’s last known address on file with the Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

                (b)           Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

                (c)           No Rights to Employment.  Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.

                (d)           Bound by Plan.  By signing this Agreement, the Participant acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

                (e)           Beneficiary.  The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation.  If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

                (f)            Successors.  The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

                (g)           Entire Agreement.  This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto.  No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.  The Participant agrees and acknowledges that this Agreement supersedes all prior stock option agreements between the Participant and the Company, and that all such prior agreements are void and unenforceable.

                (h)           Governing Law.  This Agreement shall be construed and interpreted in accordance with the laws of the State of Maryland without regard to principles of conflicts of law thereof, or principals of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Maryland.

                (i)            Headings.  The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

                (j)            Signature in Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Remainder of page intentionally left blank; signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first written above.

Williams Scotsman International, Inc.

By:
Name:
Title:

[ Name of Participant]

[Signature Page to Nonqualified Stock Option Agreement]

Exhibit A

Performance Goals

Year Ending December 31	EBITDA Goals	Cap-X Goals
2005	$	$
2006	$	$
2007	$	$
2008	$	$
Cumulative	$	$

                For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“EBITDA” means the earnings of the Company and its subsidiaries, determined on a consolidated basis, after all expenses but before any interest, taxes, depreciation, amortization and non-cash stock compensation expense; provided, however, that the calculation of EBITDA, and the EBITDA Performance Goals and Cumulative Performance Goal set forth above, shall be adjusted by the Committee to reflect, to the extent not contemplated in the Company’s financial plan, the following: acquisitions, divestitures, refinancings, any change required by GAAP or other extraordinary and nonrecurring events that, in each case, the Committee, acting in good faith, determines require adjustment of EBITDA to fulfill the intended purposes of the Plan and this Option.  The intent of such adjustments is to keep the probability of achieving the Performance Goals and Cumulative Performance Goal the same as if the event triggering such adjustment had not occurred.  The Committee’s determination of such necessary adjustment shall be made promptly following the completion or closing of such event, and shall be based on the Company’s accounting as set forth in its books and records and on the Company’s financial plan pursuant to which such Performance Goals and Cumulative Performance Goal were originally established, in each case taking into account any prior adjustments pursuant to this Exhibit A.

“Cap-X” means (i) the aggregate of all expenditures (excluding acquisitions and divestitures) that, in conformity with GAAP, are or are required to be included in rental equipment in the Company’s consolidated balance sheet less (ii) rental equipment sales as reported in the Company’s consolidated financial statements.

                For purposes of this Exhibit A, the EBITDA Performance Goals set forth above have been established based on the Cap-X Goal set forth next to each such Performance Goal.  If actual Cap-X is greater than or less than the Cap-X Goal by five percent (5%) or more for any particular year, the EBITDA Performance Goal for such year will be increased or reduced by __% of such Cap-X difference, as applicable, and the EBITDA Performance Goals for each subsequent year shall also be increased or reduced by __% of such difference, as applicable.  The EBITDA Cumulative Performance Goal shall also be appropriately adjusted to reflect any changes to EBITDA Performance Goals made pursuant to the immediately preceding sentence.

                All determinations of EBITDA, Cap-X, Performance Goals, the Cumulative Performance Goal, and any adjustments to any of the foregoing, shall be made by the

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Committee acting in its sole discretion and shall be final and binding on the Company, the Participant and any other interested person.

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